Exhibit 99.1

295 Woodcliff Drive, Suite 202, Fairport, New York 14450

CONTACT:	Investors and Media: Felix Veksler Senior Director, Investor Relations ir@monro.com

FOR IMMEDIATE RELEASE

Monro, Inc. Appoints Peter Fitzsimmons as President and Chief Executive Officer

FAIRPORT, N.Y. – March 31, 2025 – Monro, Inc. (Nasdaq: MNRO), a leading provider of automotive undercar repair and tire services, today announced the appointment of Peter Fitzsimmons, Partner and Managing Director of AlixPartners, as President and Chief Executive Officer, effective immediately. Michael Broderick has departed the Company as President and CEO following the Board’s determination that a change in leadership is necessary.

Fitzsimmons’ mandate is to work with the management team and Board to develop and execute a performance improvement plan to enhance operations, drive profitability, and increase operating income and total shareholder returns.

During his career, Fitzsimmons has served in senior executive roles at clients undertaking significant efforts to improve operations and financial performance. Some of his notable executive experience includes serving as CEO of a large automotive collision repair business, where he drove an over 25% sales improvement in 2022, and as CFO of an auto parts distributor.

Chairman of the Board, Robert Mellor said, “The Monro Board and management are taking decisive actions intended to improve the Company’s performance and enhance the value we are delivering to our shareholders today, and over the long-term. As part of this, the Board determined that a change in leadership was necessary, and we are pleased to appoint Peter to lead this critical phase in our evolution, and our next chapter of growth. Peter has a proven track record of success and a mandate to reinvigorate the business and restore operating margins. We are confident that with our consistent cash generation, ample liquidity, solid balance sheet, and our compelling offerings to customers, Monro will achieve its potential as a premier automotive service provider under Peter’s leadership.”

Fitzsimmons said, “Monro has shown impressive durability through business cycles and benefits from a low leverage profile, nation-wide presence and important strategic relationships. I look forward to working with the Board and management team to improve Monro’s performance and unlock its full value.”

Mellor continued, “We appreciate Mike Broderick’s commitment to Monro and thank him for his contributions. We wish him all the best.”

Fitzsimmons has been appointed as President and CEO in connection with, and as part of a strategic consulting engagement with AlixPartners, LLP and its affiliate AP Services, LLC.

About Peter Fitzsimmons

Peter Fitzsimmons is a Partner and Managing Director of AlixPartners, a global consulting firm that specializes in helping businesses address challenges, where he has served in client-focused leadership roles advising companies across a wide range of industries including automotive and industrial, retail, telecom, software, consumer products and financial services. He rejoined AlixPartners in 2020 after spending seven years with Tower Three Partners, an operationally-oriented private equity firm. Fitzsimmons first joined AlixPartners in 1995, and during his career with the firm has served as an advisor, CEO and CFO to clients undertaking significant transformations. He holds a BA from Harvard College and an MBA from the Tuck School of Business at Dartmouth College.

About Monro, Inc.

Monro, Inc. (NASDAQ: MNRO) is one of the nation’s leading automotive service and tire providers, delivering best-in-class auto care to communities across the country, from oil changes, tires and parts installation, to the most complex vehicle repairs. With a growing market share and a focus on sustainable growth, the Company generated almost $1.3 billion in sales in fiscal 2024 and continues to expand its national presence through strategic acquisitions and the opening of newly constructed stores. Across more than 1,250 stores and 8,500 service bays nationwide, Monro brings customers the professionalism and high-quality service they expect from a national retailer, with the convenience and trust of a neighborhood garage. Monro’s highly trained teammates and certified technicians bring together hands-on experience and state-of-the-art technology to diagnose and address automotive needs every day to get customers back on the road safely. For more information, please visit corporate.monro.com.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release that are not historical facts may contain statements of future expectations and other forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as “anticipate,” “could,” “expect,” “intend,” “may,” “potential,” “will,” and other similar words or phrases. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed. These factors include, but are not necessarily limited to the Company’s ability to improve its performance and shareholder value and other factors set forth elsewhere in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K for the fiscal year ended March 30, 2024. Except as required by law, the Company does not undertake and specifically disclaims any obligation to update any forward-looking statement to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Source: Monro, Inc.

MNRO-Corp